Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Preliminary Financial Results for the
Quarter Ended September 30, 2003

SAN MATEO, Calif.-October 2, 2003-Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of eBusiness applications software, today announced preliminary results for the quarter ended September 30, 2003.

The company expects total revenues for the third quarter of 2003 to be in the range of $320 million to $322 million and license revenues to be in the range of $109 million to $110 million. The company's estimated cash, cash equivalents, and short-term investments were approximately $2.024 billion as of September 30, 2003, the net result of approximately $30 million in cash generated from operations during the quarter offset by a reduction of $308 million from the redemption of convertible debt. The redemption of convertible debt eliminated substantially all of the company's debt as of September 30, 2003.

The company expects its net loss for the third quarter, including restructuring and other charges, to be approximately ($0.12) per share. These charges relate to the company's previously announced restructuring and debt repurchase. The company expects its earnings per share for the third quarter of 2003, excluding restructuring and other charges1, to be approximately $0.03 per share.2 Specifically, the company expects to report the following restructuring and other charges for the third quarter of 2003:

  Restructuring and other related charges of approximately $107 million.
  Debt retirement and associated costs of approximately $11 million incurred in connection with the repurchase of the company's $300 million convertible subordinated debentures. This charge will be recorded against Other Income.
  A tax benefit associated with both of these charges of approximately $42 million.

With the completion of these restructuring activities, the company is on track to achieve its previously stated goals of $30 million per quarter in savings in the fourth quarter of 2003 and $40 million per quarter in savings by the second half of 2004 compared with Q2 2003 expenses prior to the initiation of this restructuring. Headcount as of September 30, 2003 was 4,984.

Siebel Systems will host a conference call today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its preliminary results and other matters. The call can be accessed live over the Internet at www.siebel.com/investor or by dialing (888) 564-1649 in the U.S. or (212) 346-6456 outside the U.S. A replay of the call will be available through October 15, 2003, over the Internet through the same Web site, or by calling (800) 633-8284 in the U.S. or (402) 977-9140 outside the U.S., with reservation number 21162212.

Final third quarter financial results will be reviewed during the company's conference call scheduled for Wednesday, October 15, 2003, at 5:00 p.m. EDT (2:00 p.m. PDT). The call can be accessed live over the Internet at www.siebel.com/investor or by dialing (888) 732-8129 in the U.S. or (212) 346-6392 outside the U.S. A replay of the call will be available through our next earnings release, over the Internet through the same Web site, or by calling (800) 633-8284 in the U.S. or (402) 977-9140 outside the U.S., with reservation number 21162083.

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Contact:  Terry Lee
               Siebel Systems Investor Relations Department
               650.295.5656
               investor.relations@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The final results for the third quarter of 2003 and future operating results of Siebel Systems, Inc. may differ from the preliminary results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, the financial, economic, political and other uncertainties, risk of successfully executing the restructuring, the eBusiness software applications market, dependence on the Internet, risks associated with new versions and new products and risks associated with rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

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1  The company's business is the license of eBusiness applications software, and the provision of related services. The company historically uses the non-GAAP financial measures of income discussed above to evaluate internally and to report results of its business. Siebel Systems believes that these measures best allow its management and investors to understand its activities and potential activities with customers. Siebel Systems believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

The non-GAAP financial measures used within the company's earnings press release exclude the following items: (i) restructuring and related charges, and (ii) retirement and associated costs incurred in connection with the repurchase of the company's $300 million convertible subordinated debentures, and (iii) a tax benefit related to these items.

The repurchase of the company's convertible subordinated debentures represents the retirement of the only debentures ever issued by the company and is therefore an unusual charge. Since the company has no other such debt, it does not expect debt retirement charges to reoccur. As a result, the company believes that providing specific financial information on the costs of such retirement, as well as providing non-GAAP income measures that exclude such costs, best allows investors to understand both the costs and benefits of the debt retirement and the company's actual business activities during the quarter.

In the last two fiscal years, as the economy, and the information technology industry in particular, has gone through one of the most significant downturns in history, the company has incurred restructuring charges. Such restructuring in some cases have had a significant impact on the company's balance sheet, and company has always provided only GAAP balance sheet financial information. With respect to income statement financial measures, the company believes it is helpful to investors to present GAAP information that includes such charges, as well as non-GAAP financial information that excludes such charges. Since restructuring charges have occurred only periodically, and have not been directly linked to the level of the company's business activities in the quarter in which such charges occur, the company believes that it is helpful to investors, and for its internal analysis, to present non-GAAP income financial measures that exclude restructuring and present a clearer picture of customer license and service activity. The company continues to provide all required GAAP information and believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze the company's business.

Management believes that its non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

2  In computing the estimated per share impact of these charges on the company's earnings per share, the company included the dilutive impact of stock options and other common stock equivalents.